UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 6, 2007
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 6, 2007, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of its 5.625% Senior Notes due March 15, 2017 (the “Notes”). The Notes were issued pursuant to an Indenture (the “Indenture”), dated December 19, 2001, by and between the Company and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, as supplemented by a Second Supplemental Senior Indenture, dated March 9, 2007 (collectively, the “Indenture”). The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.
The Notes bear interest at the rate of 5.625% per year. Interest on the Notes is payable semiannually in arrears on March 15 and September 15, commencing September 15, 2007. The Notes will mature on March 15, 2017.
The Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price equal to the greater of:
•	100% of the principal amount of the Notes to be redeemed, and

•	as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis at a specified adjusted treasury rate plus 20-basis points plus accrued interest thereon to the date of redemption, as provided in the Indenture.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date.
The Indenture contains covenants that, among other things, restrict the Company’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit the Company’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit the Company’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation, subject in each case to important exceptions, as specified in the Indenture. Unlike the comparable covenants relating to the Company’s 6.75% Senior Notes due 2011, the first two covenants do not cover any corporation established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another subsidiary that is an insurance company.
The Indenture contains customary event of default provisions, including: (A) any failure by the Company to pay indebtedness in an aggregate principal amount exceeding $50 million at the later of final maturity or upon expiration of any applicable period of grace with respect to that principal amount, and the failure to pay shall not have been cured by the Company within 30 days after such failure, or (B) an acceleration of the maturity of any indebtedness of the Company, in excess of $50 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice.

These amounts are higher than the threshold amounts of $25 million contained in the comparable cross-default provision contained in the indenture relating to the Company’s 6.75% Senior Notes due 2011.
The public offering price of the Notes was 99.087% of the principal amount. The Company received net proceeds (before expenses) of approximately $295.3 million and is using $50 million of such net proceeds to repay borrowings outstanding under its $600 million syndicated revolving credit facility, with the remainder to be used for general corporate purposes.
The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (File Nos. 333-131761, 333-131761-01, 333-131761-02) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on February 10, 2006. The Company has filed with the SEC a prospectus supplement, dated March 6, 2007, together with the accompanying prospectus, dated February 10, 2006, relating to the offering and sale of the Notes.
The foregoing description of the Underwriting Agreement, the Indenture, the Second Supplemental Senior Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete text of such documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.
The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and its affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company. In particular, affiliates of certain of the Underwriters are lenders under the Company’s credit facilities, including its $600 million syndicated revolving credit facility, and therefore will received a portion of the net proceeds from the offering through the repayment of borrowings under the facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: March 12, 2007	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 6, 2007, by and among the Company and UBS Securities LLC and Credit Suisse Securities (USA) LLC.

4.1	Senior Indenture, dated as of December 19, 2001, by and between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).

4.2	Second Supplemental Senior Indenture, dated as of March 9, 2007, by and between the Company and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York.

4.3	Form of 5.625% Senior Note due 2017 (included in Exhibit 4.2 above).

5.1	Legal Opinion of Bryan Cave LLP.

8.1	Tax Opinion of Bryan Cave LLP.

24.1	Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1 above).

99.1	Press Release, dated March 6, 2007, announcing the pricing and offering of the Notes.

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